UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EMC Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________________________

(5)	Total fee paid:

_______________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

_______________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________________________________________

(3)	Filing Party:

_______________________________________________________________________________________________

(4)	Date Filed:

_______________________________________________________________________________________________

The following letter was sent to EMC Corporation shareholders on or about April 16, 2015:

Fellow Shareholders,

Your Board of Directors is asking you to vote “AGAINST” shareholder Proposal 5, which seeks to require that the Board appoint an independent Chairman.

It is our unanimous view that EMC and its shareholders are best served by retaining the flexibility that currently exists for the Board to determine at any point in time the independent leadership structure that is in the best interests of the Company and its shareholders. The Board reviews this structure in a deliberate fashion on an annual basis and is focused on providing the right structure at the right time. After our most recent annual review, we concluded that maintaining the current structure - with Joe Tucci serving as our Chairman and CEO, and Bill Green serving as our independent Lead Director - is in the best interests of the Company and its shareholders at this point in time. In particular, we note that:

•
At a time when the IT industry is experiencing one of the most disruptive periods in its history, having a combined Chairman and CEO ensures that EMC is fully aligned around a central, strategic vision and is able to respond quickly in a dynamic environment.

•
After this year’s annual review, we designated a new independent Lead Director, who has significant duties and authority over Board affairs and is available for consultation and direct communication with major shareholders.

•	EMC’s Board has a robust refreshment process and earlier this year, we added two highly experienced independent Directors, and rotated several committee chairs and committee members.

•	EMC’s Board is independent, experienced and provides diverse and relevant industry perspectives.

•	EMC’s Board engages in a comprehensive annual self-assessment process.

•	EMC has implemented a best-in-class corporate governance program that provides independent oversight of management and accountability to shareholders.

We believe that requiring the appointment of an independent Chairman would be extremely disruptive and would pose a significant risk to our business at this time. Therefore, your Board strongly believes you should vote AGAINST Proposal 5 as it is not in the best interests of the Company or its shareholders.

Please review the attached material which provides additional information, including further details regarding EMC’s business strategy and strong governance practices. We also urge you to review the information in the Proxy Statement. If you have any questions, please email us at EMCBoardOfDirectors@emc.com.

Thank you for your continued support of EMC.

Sincerely,

JOSÉ E. ALMEIDA MICHAEL W. BROWN DONALD J. CARTY RANDOLPH L. COWEN	GAIL DEEGAN JAMES S. DISTASIO JOHN R. EGAN WILLIAM D. GREEN	EDMUND F. KELLY JAMI MISCIK PAUL SAGAN DAVID N. STROHM

NON-MANAGEMENT MEMBERS OF THE EMC BOARD OF DIRECTORS

EMC Corporation

Investor Presentation
April 2015

© Copyright 2015 EMC Corporation. All rights reserved.

1

EMC: A Unique Federation of Companies

Best-Of-Breed Solutions, Horizontal Architecture, Choice

ENTERPRISE
DATA CENTER
Pivotal
BIG DATA SOLUTIONS
PLATFORM AS A SERVICE
AGILE APPLICATION DEVELOPMENT
SERVICE
PROVIDER
vmware
SOFTWARE-DEFINED DATA CENTER
HYBRID CLOUD
END USER COMPUTING
vmware
EMC II
PARTNERS
EMC II
INFORMATION STORAGE & PROTECTION
INFORMATION INTELLIGENCE
VCE
CONVERGED
INFRASTRUCTURE
RSA
IDENTITY,
SECURITY
ANALYTICS,
GRC
vmware
EMC II
VCLOUD AIR

© Copyright 2015 EMC Corporation. All rights reserved.

2

Overview of EMC's Federation Structure

EMC²
EMC II
vmware®
Pivotal
RSA®
VCE

EMC Shareholders Receive the Benefit of Our Leadership in Each of the Federation's Businesses

EMC²

© Copyright 2015 EMC Corporation. All rights reserved.

3

EMC Generated Solid Revenue Results Over the Past 5 Years
Consolidated ($B)

$17.0
$20.0
$21.7
$23.2
$24.4
2010
2011
2012
2013
2014

© Copyright 2015 EMC Corporation. All rights reserved.

4

EMC Revenue Growth Has Consistently Outperformed Peers

EMC Revenue CAGR vs. Peers Since 2010

10%
8%
6%
4%
2%
0%
-2%
-4%
EMC²
Microsoft
intel
NetApp
ORACLE
CISCO
Symantec.
IBM
hp

Includes closest quarters aligned with first-quarter CY10 through fourth-quarter CY14.

© Copyright 2015 EMC Corporation. All rights reserved.

5

Bill Green Designated as New Independent Lead Director

- Each year, the Governance Committee conducts a review of the Board's leadership structure and determines whether to separate the Chair/CEO roles and whether the Chairman should be independent
- As a part of this process, in February 2015 the Board designated a new Lead Director, William D. Green
- As the former Chairman and CEO of Accenture, Mr. Green is an experienced and seasoned leader with outstanding management experience, operating experience, a deep understanding of the information technology industry and broad international business expertise
- The Lead Director role continues to be an integral part of our Board structure and facilitates the effective performance of the Board in its role of independent oversight

Duties include:

- Presiding at executive sessions of the independent directors and meetings of the Board at which the Chairman is not present
- Acting as a liaison between the independent directors and the Chairman
- Having the authority to call meetings of the independent directors
- Approving information sent to the Board as well as meeting agendas and schedules
- Being available for consultation and direct communication with major shareholders

EMC²

© Copyright 2015 EMC Corporation. All rights reserved.

6

Our Board Added Two New Directors in 2015 and is Committed to Ongoing Evaluation and Refreshment

- The Board is focused on ensuring it has individuals with the right skills and experience to exercise independent judgment in overseeing our business
- The Board pays careful attention to succession planning and refreshment for members of the Board, and this year, added two directors

José E. Almeida

- Former Chairman, President and CEO of Covidien plc
- Currently serves on the Boards of State Street Corporation and Analog Devices, Inc.
- Brings to the Board significant operating experience, experience driving international growth, and strategic leadership experience

Donald J. Carty

- Private investor
- Currently serves on the Boards of Virgin America Inc. (Chairman), Talisman Energy Inc., and Canadian National Railway Company
- Brings to the Board significant financial acumen, industry insight and strategic planning experience

Other Notable Updates:

- Rotated Committee Chairs
- Rotated Committee Members
- Amended Governance Committee Charter

EMC²

© Copyright 2015 EMC Corporation. All rights reserved.

7

- Experts in information technology industry
- Financial and operational expertise
- Public company Board and management experience
- International business perspectives
- Governmental affairs and risk analysis expertise
- Demonstrated leadership in business transformation
- Experience in corporate strategy and development

Board Tenure*
4
1
4
3
<3 years
3-5 years
6-10 years
10+ years
Independent
Non-Independent
Chairman/CEO
10 / 12 directors are independent

* Data is as of the 2015 Annual Meeting.

© Copyright 2015 EMC Corporation. All rights reserved.

8

EMC is Committed to Good Corporate Governance

Accountability & Transparency	▪ Annually elected Board of Directors ▪ Majority voting in director elections ▪ Shareholder ability to call special meetings and act by written consent ▪ Long-standing shareholder engagement program and proven track record of Board responsiveness
Independent Oversight	▪ Independent lead director in place with clearly defined role and extensive responsibilities ▪ Comprehensive oversight of risk management, sustainability, and political spending
Responsible Stewardship	▪ Robust Board refreshment process ▪ Annual Board review of Board leadership structure ▪ Comprehensive self assessments for Board of Directors ▪ Succession planning at all levels, including for directors and CEO ▪ Director continuing education

© Copyright 2015 EMC Corporation. All rights reserved.

9

Our Board Recommends a Vote AGAINST Shareholder Proposal #5 Requiring the Chairman be Independent

- Shareholder Proposal: Request that the Board adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board, whenever possible, to be an independent member of the Board
- Our Board has established strong, independent oversight through our corporate governance structure, Board composition and Board leadership
  - Independent Lead Director in place with a clearly defined role and set of responsibilities
- The Board conducts an annual evaluation of its leadership structure and also takes into account feedback from shareholders
  - From our most recent conversations with shareholders, a significant majority were in support of the current structure
- EMC's current structure provides the Board with flexibility to exercise judgment in Board leadership
- This flexibility allows the Board to determine the most effective form of leadership structure for the Company based on current market and business conditions
- See page 36 of our most recent proxy statement for additional information

The Board urges shareholders to vote AGAINST the shareholder proposal as it is not in the best interest of shareholders or the Company

EMC²

© Copyright 2015 EMC Corporation. All rights reserved.

10

Compensation Highlights

What We Do

- ✓ Pay-for-performance
- ✓ Require significant stock ownership by executives and directors
- ✓ Maintain "double trigger" change in control agreements
- ✓ Maintain a clawback policy applicable to all employees for cash and equity incentive compensation
- ✓ Compensation Committee oversees risks associated with compensation policies and practices
- ✓ Compensation Committee retains an independent compensation consultant
- ✓ CEO succession planning

What We Do Not Do

- X No hedging or pledging of Company stock
- X No excessive perquisites for executives
- X No pension or SERP benefits for executives
- X No discounted stock options
- X No option repricings without shareholder approval
- X No dividend equivalents paid unless equity awards vest
- X No excise tax gross-ups

- After the 2014 Annual Meeting, we engaged with many shareholders to discuss our executive compensation program and we received positive feedback on the enhancements made to the 2014 program which include:
  - Introduced a long-term equity incentive plan to replace the annual performance equity award program
  - Added a relative TSR metric to the long-term equity incentive plan
  - Simplified the equity program by using fewer types of equity awards

EMC²

© Copyright 2015 EMC Corporation. All rights reserved.

11

The following e-mail was sent to EMC senior leaders on or about April 16, 2015:

For Internal Distribution Only

TO:	VPs and above

FROM:	Paul T. Dacier

SUBJECT:	EMC Annual Meeting of Shareholders - Please Vote

Fellow EMC’ers,

It’s that time of year again when EMC gets ready for its annual meeting of shareholders. This year, our meeting will take place on April 30. As many of you are shareholders in our great company, I want to take a few minutes to urge you to vote on the matters that are being presented at the meeting and to make your voice heard.

By now, you should have received our proxy materials, either in hard copy by mail or via an e-mail that contained instructions on how to access the proxy materials electronically. The proxy materials describe the matters that we shareholders are being asked to vote on, and they also provide our Board of Directors’ vote recommendations for each matter.

Our Board of Directors recommends a vote “FOR” Proposals 1-4 and “AGAINST” Proposal 5.

If you have already voted, thank you for your prompt response. If you have not yet voted, you may fill out your proxy card or voting instruction form or follow the instructions in the e-mail that you may have received. If you hold shares in multiple brokerage accounts, you will need to vote each account separately.

Remember, your vote is important, and every vote truly counts!

If you have any questions about any of the proposals or how you can vote, please contact Rachel Lee at rachel.lee@emc.com.

Thanks,
Paul